Exhibit 99.1

LIMITED BRANDS REPORTS 40% GROWTH IN SECOND QUARTER EPS

Columbus, Ohio, August 16, 2006 — Limited Brands (NYSE: LTD) today reported 2006 second quarter results.

Second Quarter Results

Earnings per share increased 40% to $0.28 for the second quarter compared to $0.20 last year. Operating income was $196.8 million compared to $153.3 million last year, and net income was $113.1 million compared to $81.5 million last year.

Comparable store sales for the quarter ended July 29, 2006 increased 5% and net sales were $2.454 billion compared to $2.291 billion last year.

Year-to-Date Results

Earnings per share for the six months ended July 29, 2006 increased 47% to $0.53 per share compared to $0.36 (before cumulative effect of accounting change of $0.04) last year. Operating income was $382.7 million compared to $271.9 million last year, and net income before cumulative effect of accounting changes was $211.8 million compared to $147.9 million last year.

Comparable store sales for the six months ended July 29, 2006 increased 5% and net sales were $4.531 billion compared to $4.266 billion last year.

2006 Outlook

The Company stated that it expects third quarter earnings per share to be roughly flat versus last year’s breakeven result. The third quarter projection includes an estimated charge of approximately $0.02 per share for the recognition of stock option expense under Statement of Financial Accounting Standards No. 123R, which the Company adopted in the first quarter of 2006.

For 2006 (which is a 53-week year under the retail calendar), the Company expects earnings per share of $1.55 to $1.65. Earnings per share in 2005 (before cumulative effect of accounting change of $0.04) were $1.62, which included the following significant items totaling $0.29 per share:

•	A $0.25 per share gain related to the favorable resolution of certain tax matters, and

•	A $0.04 per share gain related to the recognition of gift card breakage.

Excluding the estimated impact of stock option expense of approximately $0.05 per share in 2006 and the 2005 significant items discussed above, the 2006 projection represents 20-28% earnings growth over 2005.

To hear further commentary provided on Limited Brands’ second quarter earnings call, dial 1-877-601-1433 for the live call prior to 9:00 a.m. ET on August 17, 2006 or call 1-800-337-6551, followed by the passcode LTD (583), or log onto www.Limitedbrands.com for an audio replay. Additional financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Bath & Body Works, C.O. Bigelow, Express, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,519 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com. Bath & Body Works products are also available through the catalogue and at www.BathandBodyWorks.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the second quarter earnings call or made by the Company or management of the Company involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the second quarter earnings call or otherwise made by the Company or management: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of the Company’s business; risks associated with severe weather and changes in weather patterns; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of the Company’s products and the Company’s ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance the Company’s brand image; risks associated with the Company’s ability to retain, hire and train key personnel and management; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner or meet quality standards; risks associated with the Company’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes, other charges and quotas on imports, risks related to local business practices, potential delays or disruptions in shipping and related pricing impacts and political issues and risks related to currency and exchange rates; risks associated with the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms; risks associated with increases in the costs of mailing, paper and printing; risks associated with our ability to service any debt we incur from time to time as well as the requirements the agreements related to such debt impose upon us; risks associated with the Company’s reliance on information technology, including risks related to the implementation of new information technology systems and risks related to utilizing third parties to provide information technology services; risks associated with natural disasters and risks associated with rising energy costs. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the second quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

Tom Katzenmeyer

Senior Vice President, Investor, Media and Community Relations

Limited Brands

614-415-7076

www.Limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED JULY 29, 2006 AND JULY 30, 2005

(Unaudited)

(In thousands except per share amounts)

	2006	2005
Net Sales	$2,453,852	$2,290,901
Gross Profit	853,135	744,673
General, Administrative and Store Operating Expenses	(656,355)	(591,325)

Operating Income	196,780	153,348
Interest Expense	(24,341)	(21,889)
Interest Income	8,545	4,270
Other (Loss)	(905)	(1,218)

Income Before Income Taxes	180,079	134,511
Provision for Income Taxes	67,000	53,000

Net Income	$113,079	$81,511

Net Income Per Diluted Share	$0.28	$0.20

Weighted Average Shares Outstanding	402,343	411,968

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

TWENTY-SIX WEEKS ENDED JULY 29, 2006 AND JULY 30, 2005

(Unaudited)

(In thousands except per share amounts)

	2006	2005
Net Sales	$4,530,943	$4,265,833
Gross Profit	1,641,910	1,429,326
General, Administrative and Store Operating Expenses	(1,259,184)	(1,157,444)

Operating Income	382,726	271,882
Interest Expense	(48,359)	(44,958)
Interest Income	17,793	9,598
Other Income (Loss)	(2,397)	1,410

Income Before Income Taxes	349,763	237,932
Provision for Income Taxes	138,000	90,000

Income Before Cumulative Effect of Changes in Accounting Principle	211,763	147,932
Cumulative Effect of Changes in Accounting Principle (Net of Tax of $445 and $11,000 in 2006 and 2005, respectively)	696	16,844

Net Income	$212,459	$164,776

Net Income Per Diluted Share:
Income Before Cumulative Effect of Changes in Accounting Principle	$0.53	$0.36
Cumulative Effect of Changes in Accounting Principle	0.00	0.04

Net Income Per Diluted Share	$0.53	$0.40

Weighted Average Shares Outstanding	401,379	414,601